Lustros Inc.

Confidential Information Memorandum
October 2012

Disclosure

FORWARD LOOKING STATEMENT: This document contains forward-looking statements, including statements regarding the realization of mineral reserve estimates, the timing and amount of estimated future production, costs of production, capital expenditures, requirements for additional capital, government regulation of mining operations, environmental risks, expected industry patterns and other financial and business results and estimates that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results or estimates expressed or implied by this press release. Such risk factors include, among others: the Company's ability to raise capital to engage in exploration and development operations, whether can successfully execute its operating plan, including mining and exploration projects; results of exploration, project development and capital costs of mineral properties; volatility of market prices for gold, copper and copper sulfate; The Company's ability to integrate acquired companies and technology; its ability to retain key employees; general market conditions; regulatory restrictions (including environmental regulatory restrictions and liability), activities by governmental authorities (including changes in taxation), currency fluctuations, defective title to mineral claims or property, and other factors discussed under "Risk Factors" in our current report on Form 10-K filed with the Securities and Exchange Commission. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Actual results may differ materially from those contained in the forward-looking statements in this document. The Company does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Lustros

Lustros Inc. is a US publicly traded company trading under the symbol LSLD. The company manufactures Copper Sulfate from traditional mining and leftover tailings.

Sulfatos Chile SA (Processing Plant):

Copper ore is processed in our Copper Sulfate processing plant in Puerto Oscuro, Chile. The ore is extracted from our own Anica copper mine or bought from local artisanal miners.

Mineraltus Ltd. - (Treatment of Copper Tailings):

Tailings are waste materials generated by traditional mining. There are over 800 closed mines in Chile, 50% of which are abandoned. Using our state-of-the-art patent pending technology, we can extract copper from these tailings with significant margins - while cleaning up the environment.



Lustros Inc.
Lustros Chile SpA
100%
Sulfatos Chile SA
60%
Mineraltus SA
80%

Copper Sulfate Uses

Copper Sulfate ($CuSO_4$) is a value-added product derived from copper ore.

One of the most flexible and reliable tools a farmer can turn to is Copper Sulfate, which is an important industrial chemical and is widely used to treat a range of problems.[1]



Demand is increasing rapidly for its use as a natural growth stimulant in animals, as well as in prevention of E.coli and listeria.

A comprehensive list of uses for Copper Sulfate is available at http://www.copper.org/applications/compounds/table_a.html.

Lustros Inc.

Copper Sulfate Market

Strong Global Demand for Food-Grade Copper Sulfate:

The food-grade Copper Sulfate industry is a $1.2 billion industry growing at approximately 15% per year.[2]

More than 50% of current global production is made from copper scrap that contains toxins (such as Dioxin), which are no longer accepted by Canada, Australia, and Brazil with other important consumer countries to soon follow.

Lustros produces Copper Sulfate directly from mineral-rich ore making it an ideal food-grade Copper Sulfate used for agricultural purposes.

There is strong interest from companies in Brazil, Canada, Colombia, New Zealand, Peru and Chile to purchase our food-grade Copper Sulfate in quantities exceeding our potential production capacity.

Lustros

1 Processing Plant Subsidiary



Sulfatos Chile SA Processing Plant



Our Copper Sulfate facility begins processing 5,000 tons of material per month in October 2012. The current capacity of 15,000 tons per month occurs upon receiving permits for unlimited production in May 2013. Cash flow from this first phase begins November 2012 and funds the additional 25,000 ton per month expansion.

Design completion and permitting for the new 25,000 ton plant is scheduled for Q4 2013. Monthly capacity of both plants is expected to reach 40,000 tons per month by January 2014.

Sulfatos Chile SA Processing Plant

Raw Material Sources:

Sulfatos Chile SA owns the 1,325 hectare (3,275 acres) Anica copper mine that is our primary source of raw material.

Preliminary drilling indicates 3 million tons of resources with a copper concentration of 1% to 1.5%.

Local family miners also represent a large opportunity for potential supply of quality raw material at discounted prices.



Lustros Inc.

Sulfatos Chile SA Numbers

Description	Plant 1 Monthly	Plant 1 Annual	Plant 2 Monthly	Plant 2 Annual	Total Monthly	Total Annual
Start Date:			Jan-13			
Tons of material processed	15,000	180,000	25,000	300,000	40,000	480,000
Content Grade	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%
Recovery Rate	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%
Copper Content	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%
Total Tons of CuSO4	672	8,064	1,120	13,440	1,792	21,504
Price per Kg of CuSO4	$2.80	$2.80	$2.80	$2.80	$2.80	$2.80
Revenue ($000)	**$1,882**	**$22,579**	**$3,136**	**$37,632**	**$5,018**	**$60,211**
Operating & Administrative	$596	$7,146	$993	$11,910	$1,588	$19,057
Plant Administration	$8	$96	$8	$96	$16	$192
Project Management	$6	$72	$6	$72	$12	$144
EBITDA	**$1,272**	**$15,265**	**$2,129**	**$25,554**	**$3,402**	**$40,818**
Depreciation	$88	$1,055	$142	$1,700	$230	$2,755
Net Income	**$1,184**	**$14,210**	**$1,988**	**$23,854**	**$3,172**	**$38,063**

Our first plant is engineered to process 180,000 tons of raw material and yield 8,064 tons of feed-grade Copper Sulfate per year.

These numbers include fully loaded mining costs, acquiring mineral rock from local miners could improve the economics significantly.

Lustros Inc.

Lustros

Mineraltus SA

2 Treatment of Tailings Subsidiary

“A mine is a terrible thing to waste”



Lustros Inc.

Mineraltus SA Treatment of Tailings



Mineral Content
Copper
Copper Sulfate

Chile produces 3.5 million tons of copper per year, with 280 million tons of new tailings generated each year. There are over 800 mines with significant tailing deposits in Chile, 50% of which are abandoned.

Chile recently enacted a law requiring all mines to present a closure plan that includes treatment of tailings. This law also increases the fines associated with unclosed plants substantially.

Mineraltus SA can clean up these tailings at a substantial profit, charging the government and private mine owners for the clean-up and taking mineral rights on the abandoned tailings.

Mineraltus SA Treatment of Tailings


Processing Plant
Tailings Pipeline - Aqueduct
Extraction
Final Disposal



Initial Tailings Operation: Congo Project

This fully permitted project consists of 80.4 hectares of land providing approximately 2.4 million tons of copper tailings.

Post-clean up Lustros retains 21.2 hectares of usable land in the Santiago metropolitan area for real-estate development projects.

Estimated revenue $69 million over 6 years with total estimated EBITDA of $36 million.

Treatment of Tailings Numbers

A $12M capital investment generates $9.5M in annual EBITDA. This equates to a simple payback of 15 months.

For modeling purposes we have assumed a new plant for every project, however, it is safe to assume that we will be able to leverage some of the plants for several projects.

Our Technology Division is charged with the task of identifying other valuable minerals and devising processes to separate them.

Prototype Tailings Project		
Description	**US$/Ton**	**Project**
Project Size - tailings	Tons	5,000,000
Content Grade	%	0.38%
Recovery Rate		58.00%
Total Copper Recovered	Tons	11,020
Copper content		25%
Total Tons of CuSO4	Tons	44,080
Price per Kg of CuSO4		$2.80
Revenue	$24.68	**$123,424**
Plant Operation	$6.97	$34,848
Total Labor Cost	$2.34	$11,716
Admnistrative Cost	$1.51	$7,550
Reserve for closure costs	$2.50	$12,500
EBITDA	**$11.36**	**$56,810**
Total Capital Investment	$2.40	$12,000
Net Income	**$8.96**	**$44,810**
Annual Ebitda	**$9,468**	**15.2 Mths**

Lustros Inc.

Lustros

3

Combined Forecast

Summary of Strategic Opportunities

Sulfatos CHILE BETTER PRACTICES + Mineraltus SA

Lustros Inc.

Scenario 1 – (Raise $6 Million)

($000) $6M Scenario	CapEx Congo	Sulfatos Expansion	Tailing Projects	Total CapEx	Operating Cash Flow	Cash Injection	Cash Balance	Revenue	Net Income	Mkt Cap
	Assumes Sulfatos expansion to 25k tons per month starts Jan 2014.									
	Assumes tailing projects start Jan 2015 at a rate of 2 per year.									
4Q/12	($679)	$0	($350)	($1,029)	$1,162	$0	$251	$627	($312)	
1Q/13	($1,019)	($1,000)	($68)	($2,086)	$250	$6,000	$4,415	$1,882	$64	
2Q/13	($1,698)	($1,500)	$0	($3,198)	$910	$0	$2,127	$1,882	$14	PE Ratio
3Q/13	($2,037)	$0	$0	($2,037)	$309	$0	$399	$4,390	$738	20
4Q/13	($1,358)	$0	$0	($1,358)	$3,106	$0	$2,148	$6,631	$1,490	
1Q/14	$0	($1,896)	$0	($1,896)	$3,790	$0	$4,042	$8,603	$1,890	
2Q/14	$0	($4,740)	$0	($4,740)	$4,565	$0	$3,867	$8,603	$2,169	
3Q/14	$0	($5,688)	$0	($5,688)	$4,786	$0	$2,964	$8,603	$2,169	
4Q/14	$0	($3,476)	$0	($3,476)	$3,680	$0	$3,168	$8,603	$2,169	Mkt Cap ($M)
FY13	($6,111)	($2,500)	$0	($8,611)	$4,576	$6,000	$2,148	$14,784	$2,306	$46
FY14	$0	($15,801)	$0	($15,801)	$16,821	$0	$3,168	$34,411	$8,397	$168
FY15	$0	$0	($20,880)	($20,880)	$34,541	$0	$16,829	$69,534	$19,361	$387
FY16	$0	$0	($24,000)	($24,000)	$41,284	$0	$34,114	$96,042	$25,760	$515
FY17	$0	$0	($24,000)	($24,000)	$54,799	$0	$64,912	$137,183	$35,319	$706
FY18	$0	$0	($24,000)	($24,000)	$67,790	$0	$108,702	$178,324	$44,879	$898

This level of funding will allow us to start production of a 25k-ton copper sulfate plant by January 2014 and two tailing sites per year starting January 2015.

Lustros Inc.

Scenario 2 – (Raise $10 Million)

($000) $10M Scenario	CapEx Congo	Sulfatos Expansion	Tailing Projects	Total CapEx	Operating Cash Flow	Cash Injection	Cash Balance	Revenue	Net Income	Mkt Cap
	Assumes Sulfatos expansion to 25k tons per month starts Sep 2013. Assumes tailing projects start Jan 2015 at a rate of 2 per year.									
4Q/12	($679)	$0	($350)	($1,029)	$1,162	$0	$251	$627	($312)	
1Q/13	($1,019)	($1,000)	($68)	($2,086)	$250	$10,000	$8,415	$1,882	$64	
2Q/13	($1,698)	($1,500)	$0	($3,198)	$910	$0	$6,127	$1,882	$14	**PE Ratio**
3Q/13	($2,037)	$0	$0	($2,037)	$309	$0	$4,399	$4,390	$738	**20**
4Q/13	($1,358)	($2,844)	$0	($4,202)	$4,054	$0	$4,252	$6,631	$1,490	
1Q/14	$0	($5,688)	$0	($5,688)	$3,790	$0	$2,354	$8,603	$1,890	
2Q/14	$0	($5,688)	$0	($5,688)	$3,617	$0	$282	$8,603	$2,169	
3Q/14	$0	($1,580)	$0	($1,580)	$3,290	$0	$1,992	$9,230	$2,305	
4Q/14	$0	$0	$0	$0	$7,885	$0	$9,877	$18,011	$5,046	**Mkt Cap ($M)**
FY13	($6,111)	($5,344)	$0	($11,455)	$5,524	$10,000	$4,252	$14,784	$2,306	$46
FY14	$0	($12,957)	$0	($12,957)	$18,583	$0	$9,877	$44,446	$11,410	$228
FY15	$0	$0	($20,880)	($20,880)	$38,547	$0	$27,544	$72,043	$20,184	$404
FY16	$0	$0	($24,000)	($24,000)	$40,138	$0	$43,682	$96,042	$25,760	$515
FY17	$0	$0	($24,000)	($24,000)	$54,316	$0	$73,998	$137,183	$35,319	$706
FY18	$0	$0	($24,000)	($24,000)	$67,501	$0	$117,499	$178,324	$44,879	$898

This additional funding will allow us to accelerate the construction of the copper sulfate plant to September 2013.

Scenario 3 – (Raise $40 Million)

($000) $40M Scenario	CapEx Congo	Sulfatos Expansion	Tailing Projects	Total CapEx	Operating Cash Flow	Cash Injection	Cash Balance	Revenue	Net Income	Mkt Cap
	Assumes Sulfatos expansion to 25k tons per month starts Jan 2013.									
	Assumes tailing projects start Jan 2013 at a rate of 2 per year.									
4Q/12	($679)	$0	($350)	($1,029)	$1,162	$0	$251	$627	($312)	
1Q/13	($1,019)	($2,896)	($4,148)	($8,062)	$2,758	$40,000	$34,947	$1,882	$64	
2Q/13	($1,698)	($6,240)	($4,800)	($12,738)	$1,798	$0	$24,007	$1,882	$14	PE Ratio
3Q/13	($2,037)	($5,688)	($6,600)	($14,325)	$1,089	$0	$10,771	$4,390	$738	20
4Q/13	($1,358)	($3,476)	($5,400)	($10,234)	$1,400	$0	$1,937	$6,631	$1,490	
1Q/14	$0	$0	($6,600)	($6,600)	$4,798	$0	$135	$17,216	$4,342	
2Q/14	$0	$0	($5,400)	($5,400)	$11,759	$0	$6,494	$23,153	$6,241	
3Q/14	$0	$0	($6,600)	($6,600)	$14,917	$0	$14,811	$24,868	$6,639	
4Q/14	$0	$0	($5,400)	($5,400)	$15,295	$0	$24,706	$28,296	$7,436	Mkt Cap ($M)
FY13	($6,111)	($18,301)	($20,880)	($45,292)	$7,046	$40,000	$1,937	$14,784	$2,306	$46
FY14	$0	$0	($24,000)	($24,000)	$46,770	$0	$24,706	$93,533	$24,657	$493
FY15	$0	$0	($24,000)	($24,000)	$59,254	$0	$59,960	$137,183	$35,319	$706
FY16	$0	$0	($24,000)	($24,000)	$70,205	$0	$106,165	$178,324	$44,879	$898
FY17	$0	$0	($24,000)	($24,000)	$82,458	$0	$164,623	$219,466	$54,438	$1,089
FY18	$0	$0	($24,000)	($24,000)	$95,233	$0	$235,856	$260,607	$63,997	$1,280

This level of investment funds our entire business plan and allows us to start executing our growth strategy immediately.

Combined Forecast ($000)



Net Income
EBITDA
Revenue
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
FY13
FY14
FY15
FY16
FY17
FY18
FY19
FY20

Lustros Inc.

Management Team Highlights

Gonzalo Troncoso
Chief Executive Officer

Myoung Won Sohn
President & COO

Angelique de Maison
Principal Financier

Trish Malone
CFO & Secretary

Larry A. Zielke
General Counsel & SVP

Daniel Galleguillos
CEO Mineraltus

Manuel Bascuñan
Chief Scientist

Our management team draws upon decades of experience and proven success in exploration, production, finance and mining as recognized by the region's mining authorities.

Lustros Inc.

Thank You

Contact Info:

Gonzalo Troncoso
Chief Executive officer

Phone: (909) 801-6969
Email: Gonzalo@Lustros.com